UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2016

DIGITAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On July 27, 2016, our Board of Directors elected Mark R. Patterson as an independent director to our Board of Directors to serve until our 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualifies. The committees of our Board of Directors on which Mr. Patterson will serve have not yet been determined.
There are no arrangements or understandings between Mr. Patterson and any other person pursuant to which Mr. Patterson was selected as our director. There are no transactions in which Mr. Patterson has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Pursuant to our 2014 Incentive Award Plan, as amended, as of the date of election to our Board of Directors, Mr. Patterson received a pro rata equity award, which is fully vested, and he is eligible to receive an annual equity award with a value of $125,000, payable in long-term incentive units or restricted stock at his election, at each Annual Meeting of Stockholders following his election if he continues to serve as an independent director immediately following such meeting. Mr. Patterson will receive an annual fee of $75,000 for serving on our Board of Directors, and will also be compensated for service on any committees of our Board of Directors. We expect to enter into our standard form of indemnification agreement for officers and directors with Mr. Patterson.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary
Date: July 29, 2016